pebblebrook HOTEL TRUST

hotel palomar
san francisco, california

Property Information:

Acquisition Price:	$58.0M ($296k per room)
Location:	Market St./Convention Center, San Francisco, CA
Acquired:	October 25, 2012
Rooms:	196
Type:	Full-Service
Built :	1907
Converted to Hotel:	1999

Property Highlights:
- 196 AAA four-diamond guest rooms featuring high-speed wireless internet access, a fully stocked honor bar, 37" flat screen televisions, luxury Etro bath amenities and Kimpton signature brand bathrobes
- 3,000 square feet of flexible meeting space across four rooms
- Award-winning Fifth Floor Restaurant & Lounge, a signature restaurant, featuring New American food paired with contemporary cocktails and an extensive global wine list that serves breakfast and dinner daily
- Fitness Center
- Valet Parking

Valuation and Performance:

Estimated Discount to Replacement Cost:	20% - 25%
2011 Occupancy:	81%
2011 ADR:	$222
Forward 12-Month Cap Rate (Projected EBITDA)[1]:	7.1% - 7.8%
Forward 12-Month Cap Rate (Projected NOI)[1] :	5.9% - 6.6%

(1) Based on previously disclosed forecasted net operating income after capital reserves ("NOI") and previously disclosed forecasted hotel earnings before interest, taxes, depreciation and amortization ("EBITDA").


guest room


fifth floor lounge

Market Highlights:

Market Overview:
- Proven history of double-digit RevPAR growth in recovery cycles – RevPAR CAGR of 12.1% from 1995 to 2000 and 9.4% from 2003 to 2008
- RevPAR Growth of 19.7% in 2011 for the San Francisco market, the highest of the nation's Top 25 markets; RevPAR Growth of 13.9% September 2012 year-to-date
- SoMa /Convention Center submarket has seen rapid growth and is increasingly becoming a high-demand 24/7 submarket of San Francisco
- Strategic west coast location allows global business opportunities and excellent access to rapidly growing Asian economies
- Diverse economic base with strong growth industries
- Highly educated population with an array of top-tier educational institutions, including Stanford University, UC San Francisco and UC Berkeley


PALOMAR
Hotel
exterior

Demand Generators:
- The Moscone Convention Center
- Financial Center: Home to numerous prominent Fortune 500 companies, banks, financial service companies and venture capital firms
- Silicon Valley and San Francisco: High concentration of world-leading technology and software companies
- Biotechnology: Global leader for biotechnology firms and research
- Retail: Renowned Union Square retail center and the iconic Westfield San Francisco Shopping Centre adjacent to hotel
- Varied environmental demand generators lead to a diverse tourism base: Pacific Ocean, San Francisco Bay, Napa Valley, Mountains and National Parks
- America's Cup in 2012 and 2013

San Francisco - Market Street Sub-Market Operating Performance


ADR
RevPAR
Occupancy
2000-2011 ADR CAGR: 0.7%
2000-2011 RevPAR CAGR: 0.6%
$200
$150
$100
$50
85%
80%
75%
70%
65%
60%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
Hotel Palomar San Francisco	★	***196***	***1907***
Clift Hotel	1	372	1915
Kimpton Hotel Monaco San Francisco	2	201	1910
Prescott Hotel	3	164	1917
JW Marriott Union Square	4	337	1987
JDV Hotel Vitale	5	200	2005
Total (excluding the Hotel Milano)		**1,470**	



Investment Highlights:

Strengths
- Excellent downtown/SoMa location
- Extremely high barriers to entry market
- International gateway market
- Significant discount-to-replacement cost
- San Francisco market is at prior peak occupancy of 80%
- No new supply under construction
- New and significant economic drivers
- Excellent physical condition

Opportunities
- Growing South of Market (SoMa) market
- Renovation and expansion of Moscone Convention Center
- Significant development/redevelopment in the immediate submarket
- Improved cash flow through best practices and Pebblebrook asset management

This summary information sheet contains certain "forward-looking statements" relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of October 25, 2012. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com.